Exhibit 3.63

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

1.        The name of the limited liability company is MetroPCS Michigan, LLC.

2.        The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of the registered agent at such address is Corporation Service Company.

3.        This Certificate of Formation is effective as of November 30, 2013 at 4:10 pm EST.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on November 26, 2013.

By	/s/ David A. Miller
David A. Miller, Executive Vice President,
General Counsel and Secretary

Certificate of Formation

MetroPCS Michigan, LLC

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.        The jurisdiction where the corporation first formed is Delaware.

2.        The date the corporation first formed is February 11, 2005.

3.        The name of the corporation immediately prior to filing of this certificate is MetroPCS Michigan, Inc.

4.        The name of the limited liability company as set forth in the Certificate of Formation is MetroPCS Michigan, LLC.

5.        The effective date of this Certificate of Conversion is November 30, 2013 at 4:10 pm EST.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on November 26, 2013.

By	/s/ David A. Miller
David A. Miller, Executive Vice President,
General Counsel and Secretary

Certificate of Conversion

MetroPCS Michigan, Inc.